EXHIBIT 99.1

Chemours, DuPont and Corteva Reach Agreement to Resolve PFAS-Related Claims in North Carolina

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Resolves litigations brought by the State of North Carolina and 11 local entities relating to PFAS and other historical discharges from Fayetteville Works, as well as the State’s claims of PFAS contamination unrelated to that site, including from the use of aqueous film forming foam (“AFFF”).
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Overall settlement payments total $455 million over 15 years; Chemours’ 50% share of payments of approximately $180 million on a net present value basis, which are covered by existing accruals.
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The settlement recognizes the significant investments and progress made under the 2019 Consent Order with the State of North Carolina, including substantial reductions in PFAS emissions from Fayetteville Works and mitigation of off-site impacts in the surrounding communities.

Wilmington, Del., September 10, 2026 – The Chemours Company (NYSE: CC) (the “Company”) today announced that, along with DuPont de Nemours, Inc. (“Dupont”) and Corteva, Inc. (“Corteva”), it has entered into a settlement (the “Settlement”) with the State of North Carolina (the “State”) and 11 local entities* in the vicinity of the Company’s Fayetteville Works facility that were excluded from the U.S. Public Water System Class Settlement approved in 2024.

The Settlement resolves litigations brought by the State and the settling local entities relating to PFAS and other historical discharges from Fayetteville Works, as well as the State’s claims of PFAS contamination unrelated to that site, including from the use of AFFF.

The settlement also acknowledges the substantial progress made under the Company’s 2019 Consent Order with the State (the “Consent Order”). Since 2019, Chemours has made substantial investments to significantly reduce PFAS emissions from Fayetteville Works and mitigate off-site impacts in the surrounding communities. The agreement recognizes that several Consent Order provisions have been completed and establishes procedures to address certain remaining obligations relating to off-site areas, including implementation of drinking water programs.

Settlement payments will total $455 million (the “Settlement Amount”) over a 15-year period beginning within 30 days of the execution date of the agreement. Chemours’ share of expected payments over the next twelve months is approximately $50 million. Of the total settlement amount, $18 million is attributed to alleged PFAS contamination unrelated to Fayetteville Works.

The terms of the Settlement, including a further description of claims released and not released, are set forth in the Settlement Agreement, which remains subject to entry of dismissals of the covered litigations.

EXHIBIT 99.1

Consistent with the January 2021 Memorandum of Understanding (“MOU”) between the Company, DuPont, and Corteva, Chemours will be responsible for 50% of settlement payments, and DuPont and Corteva will be responsible for the remaining 50%. In addition, Chemours, DuPont, and Corteva have mutually worked together to reach certain understandings concerning the MOU, including the valuation of the Settlement and potential future multi-year settlements on a net present value basis for purposes of calculating qualified spend, as they continue to work together to address legacy PFAS-related litigation matters. Pursuant to these understandings, for purposes of calculating the amount of qualified spend , the Settlement Amount will account for approximately $210 million.

In addition, all future contributions to the MOU escrow account will be considered satisfied , including Chemours’ $50 million escrow contribution that would have been due in September 2026.

This settlement marks further progress under the Strengthening the Long-Term Pillar of Chemours' Pathway to Thrive strategy and ongoing efforts to address legacy liabilities and community concerns. The agreement provides greater clarity regarding the liabilities associated with these matters, acknowledges the significant progress already made at Fayetteville Works, and supports the Company's continued operation of this important manufacturing facility.

* The 11 local entities are Bladen County, Brunswick County, Columbus County, Cumberland County, New Hanover County, Robeson County, Sampson County, Town of Wrightsville Beach, City of Lumberton, Village of Bald Head Island, and Lower Cape Fear Water and Sewer Authority.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in providing industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and advanced electronics, general industrial, and oil and gas. Through our three businesses – Thermal & Specialized Solutions, Titanium Technologies, and Advanced Performance Materials – we deliver application expertise and chemistry-based innovations that solve customers' biggest challenges. Our flagship products are sold under prominent brands such as Opteon™, Freon™, Ti-Pure™, Nafion™, Teflon™, Viton™, and Krytox™. Headquartered in Wilmington, Delaware and listed on the NYSE under the symbol CC, Chemours has approximately 5,700 employees and 28 manufacturing sites and serves approximately 2,400 customers in approximately 110 countries. For more information, visit chemours.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,”

EXHIBIT 99.1

“estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected performance and impact of the cost-sharing arrangements by and between Chemours, Corteva and DuPont related to future eligible PFAS liabilities. Factors that could cause or contribute to these differences include, but are not limited to: the relevant courts’ entry of dismissals required for the Settlement Agreement to become final; the outcome of any pending or future litigation related to PFAS or PFOA, including claims by North Carolina subdivisions not covered by the settlement, personal injury claims, property damage claims, and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations, including performance of remaining obligations under the Consent Order; changes in laws and regulations applicable to PFAS chemicals; the performance by each of the parties of their respective obligations under the MOU. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in Chemours’ annual report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 10-Q and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Chemours’ consolidated financial condition, results of operations, credit rating or liquidity. Chemours does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

CONTACTS:

INVESTORS
Brandon Ontjes
Vice President, Head of Strategy & Investor Relations
+1.302.773.3309

investor@chemours.com

NEWS MEDIA
Jess Loizeaux

Communications Leader, External Affairs

+1.302.685.8554

media@chemours.com